Exhibit 31.1

Certification

I, Stephen A. Michael, certify that:

1)	I have reviewed this quarterly report on Form 10-QSB of Invisa, Inc. (the “Company” or “Invisa”);

2)
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3)
Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of Invisa as of and for, the periods presented in this quarterly report;

4)
The other certifying officer(s) of Invisa and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and have:

a)
Designed such disclosure controls and procedures to ensure that material information relating to Invisa is made known to us by others within the Company, particularly during the period in which this quarterly report is being prepared;

b)	Evaluated the effectiveness of the disclosure controls and procedures of Invisa as of a date within 90 days prior to the filing date of this quarterly report (the “evaluation date”); and

c)	Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the evaluation date;

5)
The other certifying officer(s) of Invisa and I have disclosed, based on our most recent evaluation, to our independent auditors and the Company Board of Directors Audit Committee (or persons performing the equivalent functions):

a)
All significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for our auditors any material weaknesses in internal controls; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

The other certifying officer(s) of Invisa and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

INVISA, INC.

Date: August 12, 2005	By:	/s/ Stephen A. Michael
Stephen A. Michael
Title: Acting President